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                            NONCOMPETITION AGREEMENT

              THIS NONCOMPETITION AGREEMENT, made as of the 20th day of April, 1996, by and between Cornerstone Natural Gas, Inc., a Delaware corporation ("Cornerstone") and Ben H. Cook ("Individual").

              WHEREAS, El Paso Natural Gas Company, a Delaware corporation ("EPG"), The El Paso Company, a Delaware corporation ("Purchaser"), and Cornerstone have entered into an Agreement and Plan of Merger, dated as of April 20, 1996 (the "Merger Agreement");

              WHEREAS, Individual will sell his shares in Cornerstone to Purchaser pursuant to the Merger Agreement and will receive from Purchaser substantial payments for such shares by reason of such sale;

              WHEREAS, in connection with and as an inducement for EPG and Purchaser to enter into the Merger Agreement and to purchase the shares owned by Individual, Individual agrees not to compete with Cornerstone for the periods described herein; and

              WHEREAS, it is a prerequisite to the consummation of the transactions under the Merger Agreement that Individual and Cornerstone enter into this Noncompetition Agreement;

              NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements and understandings contained herein, the parties hereto agree as follows:

              1.     Covenants.

              (a) Unauthorized Disclosure and Confidentiality. Individual understands, acknowledges and agrees that the business, profitability and goodwill of Cornerstone are dependent upon certain trade secrets and other proprietary information which are unique and valuable property of Cornerstone;
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              Individual further understands, acknowledges and agrees that such trade secrets and other proprietary information, which for the purpose of this Agreement are restricted to mean only the terms of contracts to which Cornerstone and its subsidiaries are parties, including sources of supply under such contracts (collectively known as "Trade Secrets"), shall be kept confidential and agrees not to disclose any of such Trade Secrets to any person, firm or corporation for any reason or purpose whatsoever, except to authorized representatives of Cornerstone, except as required by law and except to the extent that such Trade Secrets are or become publicly known other than by reason of a breach of this provision by Individual.

              (b) Noncompetition. In recognition of the above nature of Cornerstone's Trade Secrets and the geographic scope of its business and competition, Individual agrees, for the purpose of protecting the goodwill and other legitimate business interests of Cornerstone, that he will not, directly or indirectly, for his own account or for the account of others, as an officer, director, stockholder, owner, partner, employee, promoter, consultant, manager, or otherwise, contract, arrange or otherwise participate in any manner in the business of processing or gathering oil, natural gas or natural gas liquids (x) for three (3) years following the Effective Time (as defined in the Merger Agreement) with respect to the areas listed in Part A of Appendix I attached hereto, (y) for three (3) years following the Effective Time with respect to any processing or gathering opportunity in any area within a 10 mile radius of any existing processing or gathering system or facility of Cornerstone or any of its subsidiaries or any point of any such system or facility as it presently exists, unless the proposed processing or gathering activities do not compete with any existing system or facility of Cornerstone or any of its subsidiaries and Cornerstone and its subsidiaries have no plans to pursue the proposed processing or gathering opportunity, and (z) for eighteen (18) months following the Effective Time with respect to any gathering or processing systems or facilities that will serve production from the Austin Chalk formation in the areas listed in Part B of




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Appendix I; provided, however, that nothing herein shall prohibit Individual and any entities controlled by him from owning not more than 2% of any class of securities of a publicly traded entity which is engaged in any such business.

              (c) Non-Solicitation. Individual agrees, for one (1) year following the Effective Time, that neither he nor any entity directly or indirectly controlled by him will interfere with the relationship of Cornerstone or any of its subsidiaries or other entities owned or controlled by Cornerstone (the "Subsidiaries") with, or endeavor to employ or entice away from Cornerstone or any of the Subsidiaries, any individual, which is an employee of Cornerstone or any of the Subsidiaries; provided that nothing herein shall restrict Individual or any entity controlled by him from hiring either (i) John Noland if John Noland is required by Cornerstone to relocate from Dallas, Texas and declines to so relocate or (ii) Doug Dormer.

              (d) Individual agrees that in the event of a breach or threatened breach by Individual of this Noncompetition Agreement, Cornerstone shall be entitled to an injunction restraining Individual from such breach or threatened breach.

              (e) Individual further agrees that Cornerstone may at any time, provide a copy, or disclose the contents, of this Noncompetition Agreement, to any new or prospective employer(s) or business associates of Individual prior to the termination of this Noncompetition Agreement upon determination by Cornerstone that Individual or the new or prospective employer or business associate is engaging in or planning to engage in any action which may breach or aid in the breach of any provision of this Noncompetition Agreement.

              (f) Individual understands that Cornerstone will pursue any and all remedies at law or otherwise to recover from any new or prospective employer of Individual for any loss, damage or costs which Cornerstone incurs as a result of the breach or the inducement of the breach of this Agreement, including, but not limited, to recovery for damages and expense resulting from loss of business or profit





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              (g)  In the event that any provisions of this Noncompetition
Agreement shall be deemed to exceed the time, geographic or occupational limitations permitted by the applicable laws or court interpretations thereof, such provisions deemed excessive shall be reformed, without affecting the validity and enforceability of the provisions of this Agreement which are not reformed, to the maximum time, geographic and occupational limitations which shall be permitted.

              2.  Gathering System.

              (a) Each of Individual and each affiliate he controls which has any rights to purchase interests in the Oletha gathering system, whether pursuant to Section 6 of the Bill of Sale, Assignment and Deed dated April 1, 1993 (the "Assignment") from Ben H. Cook, H&S Production, Inc., Palo Verde Oil Company, Sandollar Oil & Gas, Inc., S&P Co. and Gary S. Swindell or otherwise (the "Purchase Option") is, concurrently with the execution of this Agreement, executing an irrevocable assignment (to the extent such rights are assignable) effective as of the Effective Time in favor of EPG of any and all rights which Individual and his affiliates have or may have under the Purchase Option, in the form of Appendix II, if such assignment has not previously been effected. Individual hereby covenants to use his best efforts (but without the requirement to expend funds) to cause all other persons who may have rights under the Purchase Option to irrevocably waive such rights or to assign such rights to EPG, and to take such other actions as may be necessary or appropriate to cause such Purchase Option to be terminated or otherwise to prevent such Purchase Option becoming exercisable.

              (b) Individual hereby agrees to indemnify and hold harmless EPG, Cornerstone and their respective affiliates from and against all losses, damages, including consequential damages, liabilities, costs and expenses, including legal fees and expenses, which may be suffered or incurred arising out of, resulting from or relating to Kelcy L. Warren ("Warren") ceasing to perform the Required Functions (as defined in the Noncompetition Agreement dated the date hereof between Cornerstone and Warren) for





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any reason other than (a) death or (b) physical or mental disability preventing
Warren from performing the Required Functions including, but not limited to damages, costs or losses suffered or incurred by reason of the exercise of the Purchase Option contained in paragraph 6 of the Assignment; provided, however, in no event shall Individual have any liability for the failure of Warren to actively serve as the President of Energy Transfer Corporation or perform the Required Functions after the Purchase Option has, by its terms, terminated, or has been waived or assigned to Cornerstone in its entirety.

              3.  New Ventures.

              (a) If, within three years after the Effective Date, Individual or any entity directly or indirectly controlled by him, either alone or together with Ben H. Cook and/or Warren or any entities either of them controls, directly or indirectly, forms or invests in any venture (whether a corporation, partnership, joint venture, business trust or other entity) in the business of processing or gathering of oil, natural gas or natural gas liquids, for which third party equity financing is or has been received or is sought (a "New Venture") (other than warrants or other equity "kickers" granted as a yield enhancement as part of bona fide debt financing arrangements provided by financial institutions whose primary business is providing debt financing (which shall exclude any individual, corporation, partnership, joint venture, business trust or other person or entity engaged in the oil and gas industry whose primary business is not providing debt financing)) , then Cornerstone (or its affiliates) shall have the option to acquire a one-eighth (1/8) equity or ownership interest in each such New Venture, free of any promote or override to which the equity interest acquired or to be acquired by such third party may be subject. Individual shall notify Cornerstone promptly in writing of any New Venture and provide all information reasonably available so that Cornerstone or such affiliate can make an investment decision, and within 30 days following receipt of such written notice, Cornerstone shall notify Individual in writing of its election whether to exercise its option with respect to such New Venture. The exercise of the option with respect to any New





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Venture shall take place as promptly as practicable following receipt by
Individual of an election by Cornerstone to exercise the option.

              Notwithstanding the foregoing, if gathering or processing facilities are being built as part of development of an oil or gas field in which Individual has a working interest and the equity interests in such facilities are owned solely by the working interest owners, so long as Individual's investment in the wells or working interest exceeds his investment in the gathering or processing facilities, such facilities shall not constitute a New Venture within the meaning of this Agreement.

              (b) In the event that any New Venture in respect of which Cornerstone or an affiliate has exercised the option described in the preceding paragraph intends to issue (i) any shares of capital stock or other equity securities or ownership interests or (ii) securities or rights convertible into, exchangeable for or exercisable for shares of capital stock or equity securities or interests:

                            (A) such New Venture shall give Cornerstone (or such affiliate) written notice of its intent to sell such securities or interests, specifying the number thereof to be sold and the minimum price and terms and conditions of such sale and offering to sell such securities or interests to Cornerstone (or such affiliate);

                            (B) if Cornerstone (or such affiliate) shall not, within 30 days after receipt of the notice given pursuant to clause
       (A) above, accept such offer in writing with respect to the securities or interests specified in such notice, then such New Venture shall be free to sell the securities or interests specified in such notice (but only those securities or interests) at a price equal to or above the minimum price and on other terms and conditions no less favorable to such New Venture than those specified in such notice, at any time after the expiration of such 30-day period;

                            (C) if Cornerstone (or such affiliate) shall accept such offer within 30 days after the notice given pursuant to clause (A) above, then Cornerstone (or such affiliate) shall purchase the securities or interests specified in such notice in accordance with the terms of the offer.





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              4.  Certain Opportunities.  Cornerstone agrees that, subject to compliance by Individual with the provisions of Section 1 of this Agreement, including, without limitation, the non-competition restrictions contained in
Section 1(b), Individual may pursue the business opportunities set forth on Appendix III hereto, and Cornerstone hereby disclaims any interest in pursuing such opportunities to the extent, if any, that such opportunities may be deemed corporate opportunities of Cornerstone. EPG and Purchaser acknowledge that the price paid to stockholders was not reduced by reason of the provisions of this Section and that EPG and Purchaser would not have increased the price paid to stockholders if this Section 4 did not exist.

              5. Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission and by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

       If to Cornerstone:               If to Individual:
       Cornerstone Natural Gas, Inc.    to the address set forth
       8080 North Central Express       on the signature page
       Suite 1200                       hereof
       Dallas, Texas  75206
       Attention:  Chairman of the Board
       and Chief Executive Officer
       Facsimile:  (214) 739-8251

       With a copy to:                  With a copy to:
       Gary P. Cooperstein, Esq.        Clarence Mayer, Esq.
       Fried, Frank, Harris,            Schlanger, Mills, Mayer
         Shriver & Jacobson               & Grossberg, L.L.P.
       One New York Plaza               5847 San Felipe, Suite 1700
       New York, NY  10004              Houston, Texas  77057
       Facsimile:  (212) 747-1526       Facsimile:  (713) 785-2091





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or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

              6. Binding Effect/Assignment. This Noncompetition Agreement shall be binding upon the parties hereto and shall inure to the benefit of Cornerstone and EPG and their respective successors and assigns. This Noncompetition Agreement may be assigned by Cornerstone and EPG to their respective affiliates. Neither this Noncompetition Agreement nor any right, interest or obligation hereunder shall be assignable or transferable by Individual, or such party's beneficiaries or legal representatives.

              7. Miscellaneous. No provision of this Noncompetition Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Individual and Cornerstone. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Noncompetition Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Noncompetition Agreement.

              8. Effective Date. The term of this Agreement shall begin as of the Effective Time, provided that this Agreement shall be null and void if the Merger Agreement is terminated.

              9. Entire Agreement. This Noncompetition Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and thereof





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and supersede all prior agreements, written or oral, between them as to such subject matter.

              10. Headings. The headings contained herein are solely for the purpose of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

              11. Severability. If any provision of this Agreement, or any application thereof to any circumstances, is invalid, in whole or in part, such provision or application shall to that extent be severable and shall not affect other provisions or applications of this Agreement.

              12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without reference to the principles of conflict of laws thereof.

              13. Consent to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the jurisdiction of the courts of the State of Texas or of the United States of America located in the State of Texas for any actions, suits or proceedings arising out of or relating to this Noncompetition Agreement and the transactions contemplated hereby and agrees not to commence any action, suit or proceeding relating hereto except in such courts, and further agrees that service of any process, summons, notice or document by United States registered or certified mail shall be effective service of process for any action, suit or proceeding brought in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to personal jurisdiction and the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby, in the courts of the State of Texas or of the United States of America located in the State of Texas, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in





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any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

              14. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same Agreement.

              IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.


APPROVED                                CORNERSTONE NATURAL GAS, INC.

THE EL PASO COMPANY                     By: /s/ RAY C. DAVIS
                                           -----------------------------------
By: /s/ ROBERT G. PHILLIPS              Name: Ray C. Davis
    ---------------------------              ---------------------------------
Name:   Robert G. Phillips              Title: Chief Executive Officer
        -----------------------               --------------------------------
Title:  Senior Vice President
        -----------------------
                                        /s/ BEN H. COOK
                                        --------------------------------------
                                        Ben H. Cook


                                        Address for notices:

                                        Ben H. Cook
                                        P.O. Box 1906
                                        Longview, Texas 75606





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